Exhibit 99.1

TESLA ANNOUNCES OFFERINGS OF COMMON STOCK AND CONVERTIBLE SENIOR NOTES

Tesla today announced offerings of $250 million of common stock and $750 million aggregate principal amount of convertible senior notes due in 2022 in concurrent underwritten registered public offerings. In addition, Tesla has granted the underwriters a 30-day option to purchase up to an additional 15% of each offering. Elon Musk, Tesla’s CEO, will participate by purchasing $25 million of common stock.

The aggregate gross proceeds of the offerings, including the options granted to the underwriters, is expected to be approximately $1.15 billion. Tesla intends to use the net proceeds from the offerings to strengthen its balance sheet and further reduce any risks associated with the rapid scaling of its business due to the launch of Model 3, as well as for general corporate purposes.

The notes in this offering will be convertible into cash and/or shares of Tesla’s common stock at Tesla’s election. The interest rate, conversion price and other terms of the notes are to be determined. With respect to the notes, Tesla intends to enter into convertible note hedge transactions and warrant transactions to limit dilution of its common stock. In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to Tesla’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes.

Goldman, Sachs & Co., Deutsche Bank Securities, Citigroup and Morgan Stanley are acting as lead joint book-running managers for the offering, with Barclays, BofA Merrill Lynch and Credit Suisse acting as additional book-running managers.

An effective registration statement relating to the securities was filed with the Securities and Exchange Commission on May 18, 2016. The offering of these securities will be made only by means of prospectus supplements and the accompanying prospectus. Copies of the preliminary prospectus supplements and the accompanying prospectus may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316, or email: prospectus-ny@ny.email.gs.com; from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, telephone: 800-503-4611, or email: prospectus.cpdg@db.com; from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146; from Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; from Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 888-603-5847, or email: barclaysprospectus@broadridge.com; from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, email: dg.prospectus_requests@baml.com; or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 800-221-1037, email: newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplements.

Forward-Looking Statements

Certain statements in this press release, including statements regarding the proposed public offerings of common stock and notes, the convertible note hedge and warrant transactions, and Tesla’s intended use for the proceeds of the offerings, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual events or results may differ materially from those contained in the forward-looking statements. Please refer to the registration statement on Form S-3 on file with the SEC and the prospectus and prospectus supplements included or incorporated by reference therein, as well as the other documents Tesla files on a consolidated basis from time to time with the SEC, specifically Tesla’s most recent Form 10-K. These documents contain and identify important factors that could cause the actual results for Tesla on a consolidated basis to differ materially from those contained in Tesla’s forward-looking statements. Tesla disclaims any obligation to update information contained in these forward-looking statements.

Investor Relations Contact:

Jeff Evanson

Investor Relations

ir@tesla.com

Press Contact:

David Arnold

Communications

press@tesla.com